EXHIBIT 22.1



                             GERBER SCIENTIFIC, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                State or Jurisdiction
                                                 of Incorporation or
 Subsidiary                                         Organization
 ----------                                     ---------------------

Gerber Technology, Inc.                             Connecticut
     GGT Canada, Ltd.                               Canada
     GGT International (Australia) Pty. Ltd.        Australia
     GGT International (NZ) Pty. Ltd.               New Zealand
     GGT International (Far East) Ltd.              Hong Kong
     GGT International de Mexico, S.A. de C.V.      Mexico
     Gerber Garment Technology GmbH                 Germany
     Gerber Garment Technology Srl                  Italy
     Gerber Garment Technology S.A.                 Belgium
     Gerber Garment Technology SARL                 France
     Gerber Garment Technology AB                   Sweden
     Gerber Garment Technology Ltd.                 United Kingdom
     Gerber Technology A/S                          Denmark
     Gerber Garment Technology Lda                  Portugal
     M.D. "Europe" Ltd.                             United Kingdom
     C.I.M. Microdynamics Limited                   United Kingdom
     Microdynamics AB                               Sweden
     Cutting Edge Automated Systems Pty. Ltd.       Australia

Gerber Scientific Products, Inc.                    Connecticut

Gerber Coburn Optical, Inc.                         Connecticut
     Coburn Optical Industries, Inc.                Delaware
     Coburn Optical Industries Pty. Ltd.            Australia
     Coburn Optical Industries Pte. Ltd.            Singapore
     Coburn Optical Industries Ltd.                 United Kingdom
     Stereo Optical Company, Inc.                   Illinois
     Coburn Optical International, Inc.             Delaware
     COI (Delaware), Inc.                           Delaware
     Coburn Optical Industries of Canada, Ltd.      Canada

Gerber Venture Capital Corporation                  Delaware

Gerber Foreign Sales Corporation                    Barbados


Other entities, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of April 30, 1998 and are not listed above.